SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 30, 2015

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-0392908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A Special General Meeting of Shareholders of the Endurance Specialty Holdings Ltd. (“Endurance”) was held on June 30, 2015. Proxies with regard to the matters voted upon at the Special General Meeting were solicited under Regulation 14A of the Securities Exchange Act of 1934, as amended. Set forth below is a brief description of each matter voted upon at the Special General Meeting and the results of voting on each such matter.

Proposal No. 1 — Approval of the issuance of the ordinary shares of Endurance pursuant to the Agreement and Plan of Merger, dated March 31, 2015, among Endurance, Montpelier Re Holdings Ltd. and Millhill Holdings Ltd.

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,026,136	1,298,971	57,164	0

Proposal No. 2 — Approval of the adjournment of Endurance’s special general meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Endurance ordinary share issuance.

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,567,611	3,758,931	55,728	0

Item 8.01.	Other Events.

The disclosure in Item 5.07 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 30, 2015

By:	/s/ John V. Del Col
Name:	John V. Del Col
Title:	General Counsel & Secretary

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